As filed with the Securities and Exchange Commission on March 14, 2017

Reg. No. 333-84657
Reg. No. 333-91068

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 2 to
FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
___________________
CYTRX CORPORATION
(Exact name of registrant as specified in its charter)
___________________

Delaware	58-1642750
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11726 San Vicente Boulevard, Suite 650
Los Angeles, California 90049
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

CytRx Corporation 1998 Long-Term Incentive Plan
CytRx Corporation 2000 Long-Term Incentive Plan
CytRx Corporation Stock Purchase Warrants
(Full title of the plan)
___________________

Steven A. Kriegsman
 Chairman and Chief Executive Officer
CytRx Corporation
11726 San Vicente Boulevard, Suite 650
Los Angeles, California 90049
(310) 826-5648
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
Dale E. Short TroyGould PC 1801 Century Park East, Suite 1600 Los Angeles, California 90067 Telephone: (310) 789-1259 Facsimile: (310) 789-1459

___________________
Approximate date of commencement of proposed sale to public: Not applicable.  This Post-Effective Amendment removes from registration any securities that were not sold pursuant to the registration statements.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):
☐ Large accelerated filer	☒ Accelerated filer	☐ Non-accelerated filer	☐ Smaller reporting company
(Do not check if a smaller reporting company)

EXPLANATORY NOTE
This Post-Effective Amendment No. 2 (this "Post-Effective Amendment") is filed by CytRx Corporation and amends the registration statements on Form S-8 (File Nos. 333-84657 and 333-91068), as amended by Post-Effective Amendment No. 1 thereto, filed with the Securities and Exchange Commission (collectively, the "Registration Statements").  Post-Effective Amendment No. 1 incorrectly referred to File No. 333-68200 on the facing page thereof and in the Explanatory Note .  The Explanatory Note is hereby amended in its entirety as follows:
EXPLANATORY NOTE: DEREGISTRATION OF UNSOLD SECURITIES
This Post-Effective Amendment No. 2 (this "Post-Effective Amendment") is filed by CytRx Corporation and amends the registration statements on Form S-8 (File Nos. 333-84657 and 333-91068), as amended, filed with the Securities and Exchange Commission (collectively, the "Registration Statements") and registering the offer and sale of securities of CytRx Corporation.
In accordance with its undertaking in each of the Registration Statements to remove from registration, by means of a post-effective amendment any of the securities which remain unsold at the termination of the offering, CytRx Corporation hereby removes from registration any and all securities registered but unsold under the Registration Statements.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Los Angeles, State of California, on March 14, 2017.
CYTRX CORPORATION

By:	/s/ STEVEN A. KRIEGSMAN
Steven A. Kriegsman
Title: Chairman and Chief Executive Officer

Note: No other person is required to sign this Post-Effective Amendment to Registration Statement in reliance upon Rule 478 under the Securities Act of 1933, as amended.